Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 15, 2004, except for the contents of Note 40 which is as of June 29, 2004, relating to the financial statements, which appears in Electricidade de Portugal S.A.’s Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the references to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers

Lisbon, Portugal

October 28, 2004